                               CONSENT OF EXPERTS


Vita Food Products, Inc.
Chicago, Illinois


The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.



Chicago, Illinois
August 6, 2001                                            /s/ BDO Seidman, LLP